Exhibit 10.27

FOURTH AMENDMENT TO LEASE AGREEMENT

This Fourth Amendment to Lease Agreement (this “Amendment”) is executed as of the Effective Date (as hereinafter defined) between Riverchase Capital, LLC, a Florida limited liability company, and Stow Riverchase, LLC, a Florida limited liability company, successors in interest to RBP, LLC, (collectively “Landlord”), and BioCryst Pharmaceuticals, Inc., (“Tenant”) dated July 13, 2000, and amended May 15, 2001, November 14, 2005, and August 7, 2007, (collectively the “Lease”), for the Premises commonly known as Suites A,B&H of the 2190 Wing, and Suites A&C of the 2192 Wing of Building 2190/2192, Riverchase Business Park, Birmingham, Alabama, 35244.

PRELIMINARY STATEMENTS

Landlord and Tenant desire to enter into this Amendment for the purpose of downsizing the Premises, and for the purposes set forth herein.

AGREEMENTS:

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree to amend the Lease as follows:

1.	Definitions. Unless otherwise defined herein, all capitalized terms used in this Amendment shall have the meaning ascribed to them in the Lease.

2.	Premises. Effective February 1, 2012, the Premises is reduced to 34,100 sf as referenced in Exhibit A to this Amendment as “BioCryst Premises.” Tenant’s proportionate share of the Building as used by the Landlord in the calculations of Common Area Maintenance Costs and Taxes as outlined in the Lease shall remain unchanged from its current amount of 73.59%. Notwithstanding the foregoing, Tenant shall not be responsible for charges related to any services incurred or specifically requested by Nohab (including, without limitation, special cleaning requests etc.). Tenant shall pay $12,000.00 towards the separation of the BioCryst Premises and the Nohab Premises. Nohab will be responsible for separating the electrical service between the BioCryst Premises and the Nohab Premises. Tenant and Landlord will contribute up to $15,000.00 each towards the separation after receipt of copies of paid invoices and signed lien waiver(s) from the responsible contractor.

3.	Nohab Lease. Tenant acknowledges that Landlord and Nohab Business Products, LLC (“Nohab”) have entered into a Lease Agreement for 16,050 sf of Tenant’s Premises as shown on the attached Exhibit A to this Amendment (“Nohab Premises”).

4.	Common Area Maintenance Costs and Taxes. Tenant shall remain responsible for all Common Area Maintenance Costs and Taxes for both BioCryst Premises and for Nohab Premises through June 30, 2015.

5.	Sub-Metered Electric. Tenant, Landlord, and Nohab acknowledge that Nohab’s electric usage will be metered through the installation of sub-meters within Tenant’s Premises. Tenant shall read the sub-meters quarterly and at such time that Nohab’s usage exceeds $2,675 per month, Tenant shall invoice Nohab, and Nohab shall pay to Tenant the difference. If Nohab’s usage is less than $2,675 per month, Tenant shall issue a credit to Nohab for the difference.

6.	Fixed Minimum Rent Payment.

Dates:	Rent:
2/1/12 – 2/29/12	$43,992.42
3/1/12 – 6/30/12	$35,967.42
7/1/12 – 3/31/13	$37,287.20
4/1/13 – 6/30/13	$33,274.70
7/1/13 – 6/30/14	$34,634.06
7/1/14 – 6/30/15	$36,034.21

7.	Renewal Option. The Option to Renew provision provided for in the Third Amendment to Lease Agreement remains in full force and effect; however, shall only apply to the new reduced Premises size of 34,100 sf.

8.	Ratification. Tenant hereby ratifies and confirms its obligations under the Lease, and represents and warrants to Landlord that it has no defenses thereto. Additionally, Tenant further confirms and ratifies that, as of the date hereof, (a) the Lease is and remains in good standing and in full force and effect, and (b) Tenant has no claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant.

9.	Binding Effect; Governing Law. Except as modified hereby, the Lease shall remain in full effect and this Amendment shall be binding upon Landlord and Tenant. This Amendment shall be governed by the laws of the State of Alabama. The “Effective Date” shall be the date the last of Landlord and Tenant signs this Amendment as evidenced by the date below their respective signatures.

10.	Conflict. In the event of a conflict between the terms and conditions of this Amendment and the terms and conditions of the Lease, this Amendment shall control and prevail.

11.	Severability and Invalidity. If any provision of this Amendment, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of the Amendment, or the application of such provision to persons or circumstances other than those to which it is held invalid, shall not be affected thereby

12.	Brokers. Tenant and Landlord represent and warrant to the other that there is no other broker, agent or finder involved in this transaction, other than Engel Realty Company, LLC (“Engel”), Platinum Realty (“Platinum”) and Sandner Commercial Real Estate, Inc. (“Sandner”), to whom Tenant shall pay a commission for the Nohab Lease period January 1, 2012 through June 30, 2015 pursuant to a separate written agreement. All shall be paid by Tenant based on the gross base rent lease value, as follows; 2% payable to Engel and 2% to Platinum, and 2% to Sandner. Therefore, the total commission due is $26,482.50. Tenant agrees to defend, indemnify Landlord and hold Landlord harmless of and from all liabilities and/or liens arising out of a breach of the foregoing representation and warranty.

All other terms and covenants of the original Lease agreement shall remain as contained.

SIGNATURES ON FOLLOWING PAGE

IN WITNESS WHEREOF, the parties hereto have set their hands and seals as of the Effective Date.

“TENANT”		Signed, sealed and delivered in my presence as witness to Tenant:

Tenant Name: BioCryst Pharmaceuticals, Inc.		Witness for Tenant

Business Type: Corporation		Signature:	/s/ Whitney A. Meeks
State of Organization: Alabama		Print Name: Whitney A. Meeks

Signature:	/s/ Alane Barnes
Print Name:	Alane Barnes
Title:	General Counsel

Date: 2/23/02

“LANDLORD”		Signed, sealed and delivered in my presence as witness to Landlord

Riverchase Capital, LLC, a Florida Limited Liability Company		Witness 1 for Landlord

Signature:	/s/ Kristen Kennedy Showalter	Signature:	/s/ Lisa I. Cadieux
	Kristen Kennedy Showalter Vice President	Print Name:	Lisa I. Cadieux

Date: 3/23/12

Stow Riverchase, LLC, a Florida Limited Liability Company By: Arcis Realty, LLC, as its attorney-in-fact		Witness 1 for Landlord

Signature:	/s/ Kristen Kennedy Showalter	Signature:	/s/ Lisa I. Cadieux
	Kristen Kennedy Showalter	Print Name: Lisa Cadieux
Vice President

Date: 3/23/12

Agreed & Accepted By: Nohab Business Products, LLC

/s/ [Signature Illegible]
Signature

By:	[Illegible]
Its:	CFO
Date: 2/28/12

Exhibit A

Premises